Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Todd Simpson, Jessica Nielsen Causey and Jennifer Prosba, each of them, his or her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an affiliate of Seagen Inc. (the “Company”), Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 144 and timely file any such forms with the United States Securities and Exchange Commission and any other authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done pursuant to this power of attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

The undersigned has caused this Power of Attorney to be executed as of this 10th day of May 2023.

/s/ Jean I. Liu

Jean I. Liu